UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2007
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Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (Incorporated in New York) 52 Farm View Drive New Gloucester, Maine 04260-5116 (207) 688-6300 www.energyeast.com	14-1798693

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment
          of Certain Officers; Compensatory Arrangements of Certain Officers

On February 8, 2007, the Board of Directors of Energy East Corporation (the Company) promoted the following officers to the positions indicated: Richard R. Benson - Senior Vice President and Chief Administrative Officer; Robert D. Kump - Senior Vice President and Chief Financial Officer; and F. Michael McClain - Senior Vice President and Chief Development and Integration Officer.

Previously, Mr. Benson had been Vice President and Chief Administrative Officer; Mr. Kump had been Vice President, Controller & Chief Accounting Officer; and Mr. McClain had been Vice President, Treasurer & Chief Integration Officer. As Chief Financial Officer, Mr. Kump continues to serve as the Company's principal accounting officer.

The Board of Directors, on the recommendation of the Compensation and Management Succession Committee, also increased the base salaries of these officers. The increases are the first for these officers since March 2005 and are based on a review of their performance and the results of a recent peer compensation competitive analysis. The new salaries, effective February 18, 2007, are as follows: Mr. Benson - $375,000; Mr. Kump - $350,000; and Mr. McClain - $355,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 15, 2007	ENERGY EAST CORPORATION (Registrant) By /s/Robert D. Kump Robert D. Kump Senior Vice President and Chief Financial Officer